Nelnet Reports First Quarter 2022 Results
LINCOLN, Neb., May 9, 2022 - Nelnet (NYSE: NNI) today reported GAAP net income of $186.6 million, or $4.91 per share, for the first quarter of 2022, compared with GAAP net income of $123.6 million, or $3.20 per share, for the same period a year ago.
Net income, excluding derivative market value adjustments1, was $75.9 million, or $1.99 per share, for the first quarter of 2022, compared with $94.1 million, or $2.44 per share, for the same period in 2021.
"We are pleased with the results of the first quarter," said Jeff Noordhoek, Chief Executive Officer of Nelnet. "We are proud of our team of associates who are truly responsible for our success. Their perseverance, optimism, and, most importantly, dedication to our customers through the current economic and political challenges and uncertainty is remarkable and gives us confidence for the future."
Nelnet currently operates four primary business segments, earning interest income on loans in its Asset Generation and Management (AGM) and Nelnet Bank segments, and fee-based revenue in its Loan Servicing and Systems and Education Technology, Services, and Payment Processing segments.
Asset Generation and Management
The AGM operating segment reported net interest income of $72.6 million during the first quarter of 2022, compared with $99.5 million for the same period a year ago. During the first quarter of 2021, the company reduced interest expense by $23.8 million (or $18.1 million after tax, or $0.47 per share) as a result of reversing historical accrued interest liabilities on certain bonds acquired in 2011 and 2013, which the company determined were no longer probable of being required to be paid. Excluding the reversal, net interest income decreased in the first quarter of 2022 as compared with the same period in 2021 due to the expected decrease in the average balance of loans outstanding from $19.5 billion in the first quarter of 2021 to $17.2 billion for the same period in 2022. This decrease was partially offset by an increase in interest income earned on AGM's beneficial interest investments.
AGM recognized a negative provision for loan losses in the first quarter of 2022 of $0.9 million ($0.7 million after tax), compared with a negative provision for loan losses of $17.5 million ($13.3 million after tax) in the first quarter of 2021.
Net income after tax for the AGM segment was $162.2 million for the three months ended March 31, 2022, compared with $107.6 million for the same period in 2021. AGM recognized $145.7 million ($110.8 million after tax) in income related to changes in the fair value of derivative instruments that do not qualify for hedge accounting in the first quarter of 2022, compared with $38.8 million ($29.5 million after tax) during the same period in 2021.
Nelnet Bank
As of March 31, 2022, Nelnet Bank had a $368.3 million loan portfolio, consisting of $285.5 million of private education loans and $82.8 million of Federal Family Education Loan (FFEL) Program loans, and had $546.7 million of deposits. Nelnet Bank's net income after tax for the quarter ended March 31, 2022 was $0.7 million, as compared to a net loss of $1.0 million for the same period in 2021.
In April 2022, Nelnet Bank began originating in-school private education loans.
Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $136.4 million for the first quarter of 2022, compared with $111.5 million for the same period in 2021. During the first quarter of 2022, the company earned additional revenue on its contract with the Department of Education (Department) for incremental work performed on the Total and Permanent Disability ("TPD") discharge program and to support the expected expiration of the Coronavirus Aid, Relief, and Economic Security (CARES) Act benefits on government-owned student loans. The increase was also due to additional servicing volume because of the company beginning to service the former Wells Fargo private education loan portfolio during March 2021 and an increase in borrowers serviced for the Department.
As of March 31, 2022, the company was servicing $556.7 billion in government-owned, FFEL Program, private education, and consumer loans for 16.8 million borrowers, as compared to $505.2 billion in servicing volume for 15.4 million borrowers as of March 31, 2021.
1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

The Loan Servicing and Systems segment reported net income after tax of $9.2 million for the three months ended March 31, 2022, compared with $12.2 million for the same period in 2021. Operating margin decreased in the first quarter of 2022 as compared to the same period in 2021 due to costs incurred to prepare for the expected January 31, 2022 expiration of the CARES Act benefits on government-owned student loans, which was extended to May 1, 2022 (and then again to August 31, 2022).
Education Technology, Services, and Payment Processing
For the first quarter of 2022, revenue from the Education Technology, Services, and Payment Processing operating segment was $112.3 million, an increase from $95.3 million for the same period in 2021. Revenue less direct costs to provide services for the first quarter of 2022 was $76.7 million, as compared to $68.2 million for the same period in 2021.
Net income after tax for the Education Technology, Services, and Payment Processing segment was $25.2 million for the three months ended March 31, 2022, compared with $23.5 million for the same period in 2021. Operating margin decreased for the first quarter of 2022 as compared to the same period in 2021 due to increased expenses to support customer growth and investments in the development of new technologies.
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter as compared to the remainder of the year.
Board of Directors Declares Second Quarter Dividend and Authorizes New Stock Repurchase Program
The Nelnet Board of Directors declared a second quarter cash dividend on the company's outstanding shares of Class A common stock and Class B common stock of $0.24 per share. The dividend will be paid on June 15, 2022, to shareholders of record at the close of business on June 1, 2022.
In addition, the Board of Directors has authorized a new stock repurchase program to repurchase up to five million shares of the company's Class A common stock during the three-year period ending May 8, 2025. The five million shares authorized under the new program includes the remaining unpurchased shares from the prior repurchase program, which expired on May 7, 2022. Shares may be repurchased under the new program from time to time in the open market or private transactions (including with related parties), and the timing and amount of repurchases will depend on market conditions, share prices, trading volumes, and other factors, including compliance with credit agreements and securities laws.
During the first quarter of 2022, the company repurchased 380,053 Class A common shares for $32.9 million ($86.56 per share). Subsequent to March 31, 2022 (through May 9, 2022), the company purchased an additional 253,838 Class A common shares for $21.2 million ($83.62 per share).
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks and uncertainties related to the severity, magnitude, and duration of the COVID-19 pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to combat the pandemic, and volatility in market conditions resulting from the pandemic; risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and any future servicing contracts with the Department, which current contracts accounted for 29 percent of the company's revenue in 2021; risks to the company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement process, risks that the company may not be successful in obtaining any of such potential new contracts, and risks related to the company's ability to comply with agreements with third-party customers for the servicing of loans; risks related to the company's loan portfolio, such as interest rate basis and repricing risk and changes in levels of loan repayment or default rates; the use of derivatives to manage exposure to interest rate fluctuations; uncertainties regarding the expected benefits from purchased FFEL Program, private education, and consumer loans, or investment interests therein, and initiatives to purchase additional FFEL Program, private education, and consumer loans; financing and liquidity risks, including risks of changes in the interest rate environment, such as risks from the recent increases in interest rates resulting from inflationary pressures and the transition from LIBOR to an alternative reference rate, and changes in the securitization and other financing markets for loans; risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the CARES Act and the expected decline over time in FFEL Program loan interest income due to the discontinuation of new FFEL Program loan originations in 2010, and government initiatives or proposals to consolidate FFEL Program loans to Federal Direct Loan Program loans, otherwise encourage or allow FFEL Program loans to be refinanced with Federal Direct Loan Program loans, and/or create additional loan forgiveness or broad debt cancellation programs; risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration; risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks from changes in economic conditions and consumer behavior; and cybersecurity risks, including disruptions to systems, disclosure of confidential information, and/or damage to reputation resulting from cyber-breaches.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission, including the cautionary information about forward-looking statements contained in the company's supplemental financial information for the first quarter ended March 31, 2022. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Interest income:
Loan interest	$111,377	112,118	124,117
Investment interest	13,819	12,376	4,986
Total interest income	125,196	124,494	129,103
Interest expense on bonds and notes payable and bank deposits	48,079	48,294	27,773
Net interest income	77,117	76,200	101,330
Less negative provision for loan losses	(435)	(1,578)	(17,048)
Net interest income after provision for loan losses	77,552	77,778	118,378
Other income/expense:
Loan servicing and systems revenue	136,368	150,402	111,517
Education technology, services, and payment processing revenue	112,286	80,950	95,258
Other	9,877	44,360	(2,168)
Gain on sale of loans	2,989	—	—
Derivative market value adjustments and derivative settlements, net	142,925	42,579	34,505
Total other income/expense	404,445	318,291	239,112
Cost to provide education technology, services, and payment processing services	35,545	28,597	27,052
Operating expenses:
Salaries and benefits	149,414	143,781	115,791
Depreciation and amortization	16,956	17,612	20,184
Other expenses	39,499	37,857	36,698
Total operating expenses	205,869	199,250	172,673
Income before income taxes	240,583	168,222	157,765
Income tax expense	(55,697)	(39,075)	(34,861)
Net income	184,886	129,147	122,904
Net loss attributable to noncontrolling interests	1,761	3,536	694
Net income attributable to Nelnet, Inc.	$186,647	132,683	123,598
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$4.91	3.46	3.20
Weighted average common shares outstanding - basic and diluted	38,041,834	38,352,942	38,603,555

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2022	December 31, 2021	March 31, 2021
Assets:
Loans and accrued interest receivable, net	$17,621,576	18,335,197	19,737,530
Cash, cash equivalents, and investments	1,812,363	1,714,482	1,117,328
Restricted cash	1,014,881	1,068,626	802,962
Goodwill and intangible assets, net	191,636	194,121	208,810
Other assets	349,285	365,615	300,578
Total assets	$20,989,741	21,678,041	22,167,208
Liabilities:
Bonds and notes payable	$16,736,701	17,631,089	18,754,715
Bank deposits	484,047	344,315	111,830
Other liabilities	683,930	749,799	551,562
Total liabilities	17,904,678	18,725,203	19,418,107
Equity:
Total Nelnet, Inc. shareholders' equity	3,088,313	2,951,206	2,752,190
Noncontrolling interests	(3,250)	1,632	(3,089)
Total equity	3,085,063	2,952,838	2,749,101
Total liabilities and equity	$20,989,741	21,678,041	22,167,208
Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended March 31,
	2022	2021
GAAP net income attributable to Nelnet, Inc.	$186,647	123,598
Realized and unrealized derivative market value adjustments (a)	(145,734)	(38,809)
Tax effect (b)	34,976	9,314
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$75,889	94,103

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$4.91	3.20
Realized and unrealized derivative market value adjustments (a)	(3.83)	(1.01)
Tax effect (b)	0.91	0.25
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$1.99	2.44

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.